Exhibit 99.1

Contact for Favrille:	Contact for MyMedicalRecords.com

Tamara A. Seymour	Bobbie Volman
Chief Financial Officer	Corporate Communications
Favrille, Inc.	MyMedicalRecords.com
(619) 992-6111	(310) 476-7002
tseymour@favrille.com	bvolman@mmrmail.com

Favrille and MyMedicalRecords.com, Inc. Announce Merger Agreement

San Diego – November 10, 2008 – Favrille, Inc. (OTC Bulletin Board: FVRL.OB - News) and MyMedicalRecords.com, Inc. (“MMR”), a pure-play health information company focused on secure Web-based storage of electronic Personal Health Records (PHRs), announced today the signing of a definitive merger agreement. The merged company will be focused on continuing to build and develop the MyMedicalRecords.com brand as the premier online PHR for consumers and health care professionals.

“We believe that the proposed merger of Favrille and MMR is consistent with our objective of offering our creditors and stockholders the best available outcome and will result in an organization that is uniquely positioned to fulfill an unmet need at this time when so much of the attention on healthcare costs in the U.S. is focused specifically on the burden of administrative costs and the widely-held belief that personal and electronic health records are crucial to reducing those costs,” said John P. Longenecker, President and CEO of Favrille, Inc.

“Health information technology and the management of PHR’s are at a revolutionary turning point,” said Robert H. Lorsch, CEO and President of MyMedicalRecords.com.  “Giving consumers the ability to maintain their medical records securely online leads to higher quality care at reduced costs. MMR’s proprietary technologies enable consumers and healthcare professionals to create and access a PHR anywhere in the world.  We believe this transaction with Favrille will give MMR broader access to the investment community, which is essential to our sales and marketing strategy and continued expansion of our customer base.”

Details of the Proposed Transaction

Under the terms of the merger agreement, Favrille will acquire all of the capital stock of MMR, in a stock for stock merger that would result in MMR becoming a wholly-owned subsidiary of Favrille with the existing equity holders of MMR owning approximately 64% of the equity of the combined company on a fully diluted basis. The existing common stockholders of Favrille would own approximately 29% of the combined company. Approximately 7% of Favrille’s equity would be newly issued in the form of warrants to purchase common stock to certain creditors as settlement for a portion of Favrille’s outstanding debt obligations. In connection with the execution of the Merger Agreement, Favrille extended MMR a bridge loan of $500,000 (in addition to the $100,000 previously extended) that MMR will use to fund its operations and transaction expenses until the closing of the Merger. MMR was founded in 2005, is in the early stages of its business plan and has not yet achieved profitability. The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

The merger agreement has been approved by the Boards of Directors of both Favrille and MMR and will need to be approved by MMR’s stockholders.  The merger is subject to customary closing conditions as well as conditions requiring Favrille to settle existing creditor claims, consistent with a creditor plan executed by the parties in connection with the merger agreement, Favrille meeting certain minimum cash requirements as of closing and the completion of audited financials for MMR. The merger is expected to close by year end. It is anticipated that post merger, the combined company’s common stock will continue to be traded on the OTC Bulletin Boards.

About MyMedicalRecords.com, Inc. and Its Service

MMR offers a secure, easy-to-use, consumer-centric PHR that is available direct to consumers through its Web site www.mymedicalrecords.com. The product also is used as a private label product by healthcare professionals and hospitals, as well as by companies as an employee benefit, and labor unions, insurers and affinity groups as a value-added benefit.  In addition, the combined company is planning to launch MMR Pro, introduced during the 2008 annual convention of Healthcare Information and Management Systems Society (HIMSS), which uses MMR’s technologies to offer a cost-effective alternative to expensive electronic medical records systems in physician offices.

MMR believes it offers the only PHR that does not rely on any specific electronic medical record platform to populate a user’s account. Based on its proprietary patent-pending technologies, the MMR system allows users and their medical providers to instantly fax paper records such as laboratory tests, radiology reports and physician’s notes into a secure, password-protected account through a unique, personal “Lifeline” telephone number where they can be digitally stored, shared and displayed online. Scanned files and images can also be easily uploaded from any Internet connected computer. Information is completely controlled by the user without any third party intervention to ensure privacy and confidentiality.

In addition, the MMR service features a proprietary Emergency Login that gives healthcare professionals immediate access to critical user medical information in the event of an emergency. It also offers a suite of health management tools such as automatic prescription reminders, appointment scheduling and an interactive Drug Reference that checks for interactions between over 24,000 prescription and over-the-counter medications, potentially preventing one of the leading causes of medical errors and deaths in the U. S.

MMR leverages its technologies through additional brand extensions such as MyEsafeDepositBox.com, which serves as an emergency preparedness tool that enables users to store all their important documents including insurance policies, financial statements, advanced directives, living wills and health care powers of attorney in addition to medical records. These documents and images can be stored in virtual lockboxes with secondary passwords on each

MMR markets its products and services to clients that include AFL-CIO unions, Alexian Brothers Hospital Network, Coverdell, MedicAlert, Midwest Research Institute, Qvisory, and XN Financial. MMR also licenses its products in several countries around the world.

Government studies confirm that as many as 97,000 deaths occur each year due to preventable medical errors and it is estimated that over $100 billion is wasted annually using paper-based records that cannot be easily accessed to deliver immediate and accurate care.  A Rand Corporation study indicated that total efficiency gains from better use of health IT could be as much as $346 billion a year.

The New England Journal of Medicine asked President-elect Barack Obama to describe his plans for reforming health care, and he reaffirmed his commitment to modernizing the system and calling for expenditures of $50 billion in health information technology.  MMR believes that investing in health IT is part of a cost-containment strategy that will contribute to lowering the health care system’s overall cost by reducing medical errors and unnecessary duplication of tests.

Headquarter, Management and Board of Directors

Following the closing, the merged Company’s headquarters will be relocated to Los Angeles, CA.  Robert H. Lorsch, Chairman and CEO of MMR, will become the Chairman and CEO of the merged company. The combined company’s Board of Directors will consist of five current MMR directors and two Directors to be named by Favrille.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction described herein, Favrille will file a Current Report on Form 8-k, with the definitive merger agreement and other related agreements as exhibits, with the SEC. Favrille and MMR stockholders will be able to obtain a copy of the Form 8-k, as well as other filings containing information about Favrille, without charge, at Favrille’s website (www.favrille.com) and the SEC’s website (www.sec.gov).

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Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the proposed transaction, including the timing for closing, the potential value created by the proposed merger for Favrille’s and MMR’s stakeholders, the benefits provided by MMR’s products, including cost reductions, improved care, and reduced medical errors and deaths, proposed reforms to the U.S. healthcare system, the role of MMR products in lowering the health care system’s overall cost, MMR’s access to the investment community and financing post-closing, conditions to closing the merger, including Favrille’s ability to settle creditor claims, the continued listing or trading of the combined company’s common stock on the OTC Bulletin Boards and MMR’s ability to obtain patent protection for its intellectual property. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risk that Favrille and MMR may not be able to complete the proposed transaction in a timely manner or at all, the risk MMR’s products are not adopted or viewed favorably by the healthcare community, the risk that Favrille’s cash at closing will be lower than currently anticipated, risks related to the current uncertainty and instability in financial and lending markets, risks related to the listing status of Favrille’s common stock on the OTC Bulletin Boards, risks relating to Favrille’s ability to negotiate settlements with its creditors, risks relating to the ability of Favrille and MMR to satisfy conditions to closing the proposed merger transaction and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. The combined company will also be subject to a number of risk and uncertainties, including risks relating to the need to have access to additional capital to finance the business until it can generate sufficient cash flow from operations and risks relating to the adoption of personal health care records and the development of a viable revenue generating business model. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.